Exhibit 10.121

(DAIMLERCHRYSLER Letterhead)

DaimlerChrysler
August 31, 2006	Motors Company LLC
Commercial Vehicles

Mr. Gary Paxton

Dollar Thrifty Automotive Group, Inc.

5330 East 31st Street

Tulsa, Oklahoma 74135

Dear Gary,

This letter is to confirm our agreement for 2007MY GDP and Risk purchases by DTG for 30,250 units which are incremental to the units in our agreement dated October 31, 2002.

DaimlerChrysler is in agreement to provide DTG an allocation of 1,350 GDP units as follows:

Body Model	Volume
LWB Minivan	1,350
Total	1,350

DTG agrees to purchase the following Risk units as listed:

Body Model	Minimum Volume
Sebring/Dodge Sedan	6,000
Sebring Convertible	1,000
Liberty	1,000
Charger	3,000
Magnum	1,000
300	4,000
Caliber	4,200
LWB Minivan	2,000
Wrangler	1,000
PT Cruiser	5,000
Grand Cherokee	700
Total	28,900

DTG agrees to order 30,250 vehicles for the 07 MY per the allocation mix set forth above.

We appreciate your business and look forward to working together in the years to come. Please let me know if you have any questions or there is anything else we can assist you with in the future.

Sincerely,

/s/ Frank Dankovich
F. E. Dankovich

Sr. Manager Daily Rental Sales

Concur: /s/ W. J. Havey	Date: 8/31/06

W. J. Havey, Controller

Concur: /s/ Gary Paxton	Date: 9/8/06
Gary Paxton, President & CEO
Dollar Thrifty Automotive Group, Inc.

cc:	D. L. Campau
G. J. Kolera-Smith
P. W. Dougherty
L. E. Wilson